UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2012

ROI Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9 West 57th Street

New York, New York 10019

(Address of principal executive offices) (zip code)

(212) 825-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Separate Trading of Common Stock and Warrants.

On April 17, 2012, ROI Acquisition Corp. (the “Company”) announced that Deutsche Bank Securities Inc. (“Deutsche Bank”), as representative of the underwriters of the Company’s initial public offering, informed the Company that commencing on April 16, 2012, the holders of the Company’s units (the “Units”) may elect to separately trade the common stock and warrants included in the Units. Each Unit consists of one share of common stock, $.0001 par value per share, and one warrant to purchase one share of common stock. Those Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “ROIQU” and each of the underlying common stock and warrants are expected to trade on the Nasdaq Capital Market under the symbols “ROIQ” and “ROIQW”, respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Units into common stock and warrants.

A copy of the Press Release issued by the Company announcing the separate trading of the securities underlying the Units is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of ROI Acquisition Corp. dated April 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2012	ROI ACQUISITION CORP.

	By:	/s/ Daniel A. Strauss
Name: Daniel A. Strauss
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of ROI Acquisition Corp. dated April 17, 2012.